UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2019

DIGITAL TURBINE, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35958	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces Street, Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	512 387 7717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 20, 2019, the board of directors of Digital Turbine, Inc. (the “Company”) appointed Michelle M. Sterling as a director, effective June 20, 2019.

Michelle M. Sterling joined Qualcomm, Inc. (“Qualcomm”) [NASDAQ: QCOM] in 1994 and has been Executive Vice President of Human Resources at Qualcomm since 2015. Previously, she was SVP, Human Resources at Qualcomm. Throughout her 24-year tenure with Qualcomm, Ms. Sterling has supported Qualcomm's strategies in complex transactions including joint ventures and divestitures. Ms. Sterling currently has direct responsibility for more than 33,000 Qualcomm employees worldwide and serves as a member of Qualcomm’s executive committee. She currently serves on the executive committee and board of directors of San Diego Regional Economic Development Corporation, and previously was a board member for Girl Scounts San Diego, chair of the board of directors of Serving Seniors, vice-chair of the board of directors and chair of the advisory council of Occupational Training Services, and chair of the corporate board of directors for the San Diego Workforce Partnership. Ms. Sterling received the Tribute to Women in Industry (TWIN) award from the YWCA of San Diego County in 2002. Ms. Sterling was also honored as one of the Top 50 Women in Technology by San Diego Business Journal in 2019. Ms. Sterling holds a B.S. in Business Management from the University of Redlands. The board of directors appointed Ms. Sterling to serve as a director based on the entirety of her experience and skills, although the board noted specifically her wide-ranging technology experience, knowledge, and understanding of global organizational structures.

In connection with her appointment to the board of directors, Ms. Sterling will receive substantially the same equity and cash compensation for services as the Company provides to other non-employee director, including for committee service. The Company reviews and may change its compensation for directors from time to time, however the compensation for directors that is currently in effect is disclosed in the Company’s definitive proxy statement filed July 30, 2018.

There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Ms. Sterling had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Ms. Sterling and any other directors or officers of the Company.

A copy of the press release regarding the above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated June 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2019	Digital Turbine, Inc.

	/s/	Barrett Garrison
	By:	Barrett Garrison
	Its:	Executive Vice President, Chief Financial Officer

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